Exhibit 10.19.12

EXECUTION COPY

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 17, 2006 (this “Amendment”), in respect of the Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among THE DOE RUN RESOURCES CORPORATION, a New York corporation (the “Borrower”), the financial institutions from time to time parties thereto (the “Lenders”), and THE RENCO GROUP, INC., a New York corporation, as agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Defined Terms. Unless otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as therein defined.

2.                                       Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

(a)                                  Section 1 of the Existing Credit Agreement is hereby amended by adding the following definition in alphabetical order:

“Fourth Amendment Effective Date’: the “Effective Date” as defined under Section 5 of the Third Amendment, dated as of January   , 2006, to the Credit Agreement.”

(b)                                 Section 1 of the Existing Credit Agreement is hereby amended by deleting the definition of “Maturity Date” and substituting the following in lieu thereof:

“‘Maturity Date’: June 16, 2006.”

(c)                                  Section 4.1.1. of the Existing Credit Agreement is hereby replaced by the following Section 4.1.1.:

“4.1.1. Notwithstanding the foregoing, (i) at all times, other than during the period commencing on March 14, 2006 and ending on April 18, 2006, the Company shall pay to the Agent an aggregate amount (A) equal to the maximum amount of outstanding principal of the Loan plus accrued and unpaid interest in respect of such principal amount of the Loan permitted to be repaid pursuant to Section 7.3(m)(vi)(C) of the Congress/CIT Loan and Security Agreement and (B) sufficient such that no payment would be required to be made upon any exercise of the Put Option (as defined in the Warrant Agreement) so long as any amount of the Loan remains unpaid, (ii) during the period commencing on the Effective Date and ending on February 13, 2006, the Company shall have paid to the Agent an aggregate amount equal to at least $2,000,000 of principal plus all accrued and unpaid interest thereon, (iii) during the period commencing on the Effective Date and ending on March 13, 2006, the Company shall have paid to the Agent an aggregate amount equal to at least $4,000,000 of principal of the Loan plus all accrued and unpaid interest thereon, (iv) during the period commencing on the Effective Date and ending on May 12, 2006, the Company shall have paid to the Agent an aggregate amount equal to at least $6,000,000 of principal of the Loan plus all accrued and unpaid interest thereon, and (v) on the Maturity Date, the Borrower shall pay to the Agent all remaining amounts of principal due on the Loan together with all accrued and unpaid interest thereon. The Company shall use its best efforts to manage its affairs so as to repay the Term Loan as promptly as possible, including by making payments to the Lender on days other than the days set forth above, and in accordance with the terms set forth above. Furthermore, the Company will provide to the Agent on a daily basis an accounting in reasonable detail of the Borrowing Base and the Excess Availability (each as defined in the Congress/CIT Loan and Security Agreement, but in the case of Excess Availability calculated without reference to clauses (a)(ii)(C) or (b)(ii)(C) of the definition of Excess Availability in the Congress/CIT Loan and Security Agreement).”

3.                                       Representations and Covenants. To induce the Agent and the Lender to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants that (i) no material adverse change has occurred in the financial condition or business prospects of the Borrower since the date of the last financial statements delivered to the Agent and the Lender, (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and (iii) the Borrower is fully authorized to enter into this Amendment.

4.                                       Waiver.

(a)                                  Notwithstanding anything in the Credit Agreement to the contrary, the Agent and the Lender hereby waive, with respect to the Loan, compliance with Section 4.1 of the Credit Agreement during the period beginning with November 30, 2005 and ending on the Fourth Amendment Effective Date and by signing below and acknowledge and agree that such waiver shall be deemed to be effective on November 30, 2005.

(b)                                 Notwithstanding anything therein to the contrary, the Agent and the Lender hereby waive compliance with Section 5(b)(ii) of Amendment No. 3 to the Credit Agreement, dated as of October 14, 2005, among the Borrower, the Agent and the Lender, and by signing below acknowledge and agree that such waiver shall be deemed to be effective on October 14, 2005.

5.                                       Conditions Precedent. This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)                                  Fees and Expenses. The Agent and the Lender shall have received payment of any fees or expenses owed to them by the Borrower as of the Effective Date,

(b)                                 Delivered Documents. On the Effective Date, the Agent shall have received executed originals of:

(i)                                     this Amendment, executed by a duly authorized officer of each of the Borrower and the Required Lenders; and

(ii)                                  such other documents or certificates as the Agent or counsel to the Agent may reasonably request.

(c)                                  No Default. On the Effective Date after giving effect to this Amendment, the Borrower shall be in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement and the other Credit Documents on its part to be observed and no Event of Default shall have occurred and be continuing.

6.                                       Amendment, Waiver and Deferral Fee. In addition to all other fees, charges, interest and expenses payable by the Company to the Agent and the Lender under the Credit Agreement, the Company shall pay to the Agent the following fees, which shall be fully earned as of each respective date thereof, and payable in full on each such date:  $20,000 on March 13, 2006, if the Loan and all accrued and unpaid interest have not been paid in full prior to such date; $20,000 on April 14, 2006, if the Loan and all accrued and unpaid interest have not been paid in full prior to such date; $20,000 on May 12, 2006, if the Loan and all accrued and unpaid interest have not been paid in full prior to such date; and $40,000 on the Maturity Date, if the Loan and all accrued and unpaid interest have not been paid in full prior to such date.

7.                                       Miscellaneous.

(a)                                  Limited Effect. Except as expressly consented to hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms, without any consent, amendment, waiver or modification of any provision thereof; provided, however, that upon the Effective Date, all references herein and therein to the “Credit Documents” shall be deemed to include, in any event, the Existing Credit Agreement, this Amendment, and all other documents delivered to the Agent or any Lender in connection therewith. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

(b)                                 Severability. In case any of the provisions of this Amendment shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, telecopier or Portable Document Format (PDF) shall be effective as delivery of an originally executed counterpart of this Amendment.

(d)                                 Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York; provided, however, that the Agent and the Lender shall retain all rights under federal law.

(e)                                  Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower, the Agent, the Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Amendment or any of the other Credit Documents.

(f)                                    COMPLETE AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

THE DOE RUN RESOURCES
CORPORATION

By:	/s/ David Chaput
Name:	David Chaput
Title:	V.P Finance, Treasurer and CFO

the Borrower’s Address:
The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, Missouri 63146
Telecopy: (314) 453-7178

AGENT AND LENDER:

THE RENCO GROUP, INC., as Agent
and Lender

By:	/s/ John A. Binko
Name:	John A. Binko
Title:	Vice President

The Renco Group, Inc.
30 Rockefeller Plaza
New York, New York 10112
Telecopy: (212) 541-6197